                                                                    EXHIBIT 10.1


                       AMENDMENT No. 2 TO RIGHTS AGREEMENT

         This Amendment No. 2 to Rights Agreement (this "Amendment") is between Optical Sensors Incorporated, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association (the "Rights Agent"), effective as of August 8, 2000.

         A. The Company and the Rights Agent have entered into a Rights Agreement, dated as of December 3, 1996 , as amended by Amendment No. 1 ("Amendment No. 1") to Rights Agreement effective as of March 9, 2000 (as amended, the "Rights Agreement"). Capitalized terms used and not otherwise defined herein will have the meaning given in the Rights Agreement.

         B. Section 27 of the Rights Agreement provides that, prior to the Distribution Date, the Company may amend the Rights Agreement, including without limitation the definition of an Acquiring Person (as amended by Amendment No. 1) as set forth in Section 1(a) thereof, upon the approval of at least a majority of the Continuing Directors, and that, upon any such amendment, the Rights Agent shall amend the Rights Agreement as the Company directs.

         C. The Company desires, and hereby directs the Rights Agent, to amend the definition of an Acquiring Person and Control Shares, and the Rights Agent agrees to such amendments, on the terms and conditions hereof. Accordingly, the Company and the Rights Agent agree as follows:

1. Representations and Warranties. The Company represents and warrants to the Rights Agent that:

         (a) to the best knowledge of the Company, the Distribution Date has not occurred prior to the effective date hereof; and

         (b)      this Amendment is authorized pursuant to the requirements of
         Section 27 of the Rights Agreement, having been approved by a majority of the Company's Continuing Directors.

2. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

         "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the "Acquiring Person Trigger Amount") (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person": (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to the Acquiring Person Trigger Amount; provided, however, that if a Person shall become the Beneficial Owner of the Acquiring Person Trigger Amount by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, other than pursuant to the receipt of stock dividends or stock splits on a pro rata basis on Common Shares already beneficially owned by such Person, then such Person shall be deemed to be an "Acquiring Person" or (ii) who is a Person who is the Beneficial Owner of the Acquiring Person Trigger Amount but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of the Acquiring Person Trigger Amount or (iii) who beneficially owns Common Shares consisting solely of one or more (A) Common Shares beneficially owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Section 11(a)(ii) Trigger Date, (B) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares), beneficially owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding Common Shares. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Hayden R. Fleming ("Fleming") or Circle F Ventures, LLC, a Georgia limited liability company ("Circle F") (Fleming and Circle F are collectively referred to as the "Circle F Group"), shall be 49.9% or more of the Common Shares then outstanding (the "Circle F Trigger Amount") which shall be applicable if any member of the Circle F Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Circle F Trigger Amount. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"), MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (SS Cayman"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), Austin W. Marxe ("Marxe") or David Greenhouse ("Greenhouse") (SSF III, MGP, SS Cayman, AWM, Marxe and Greenhouse are collectively referred to as "Special Situations Group"), shall be 24% or more of the Common Shares then outstanding (the "Special Situations Trigger Amount") which shall be applicable if any member of the Special Situations Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Special Situations Trigger Amount.

3. Amendment of Section 1(k). Section 1(k) of the Rights Agreement is hereby amended by deleting Section 1(k) in its entirety and substituting the following therefor:

         "Common Shares" when used with reference to the Company shall mean (A) the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and (B) the shares of Common Stock into which shares of Series A Preferred Stock, par value $.01 per share, are convertible. "Common Shares" when used with reference to any Person other than the Company shall mean: (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control or direct the management of such first-mentioned Person, and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

4. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Rights Agreement shall remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Rights Agreement by any party hereto.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         The Company and the Rights Agent have caused this Amendment to be duly executed on their behalf by their respective duly authorized representatives as of the date first written above.


OPTICAL SENSORS INCORPORATED                          WELLS FARGO BANK, N.A.

By:                                                   By:
     ------------------                                    ------------------
     Paulita M. LaPlante                                   Susan J. Roeder
     Its:  President and Chief Executive Officer           Its:  Vice President